Exhibit 99.1
Intel Corporation
2200 Mission College Blvd.
Santa Clara, CA 95054-1549
News Release
Intel Reports Second-Quarter 2023 Financial Results
NEWS SUMMARY
•Second-quarter revenue of $12.9 billion, down 15% year over year (YoY).
•Second-quarter earnings per share (EPS) attributable to Intel was $0.35; non-GAAP EPS attributable to Intel was $0.13.
•Second-quarter results on the top and bottom line exceeded the high end of guidance; company continues to execute strategy with momentum across process and product technology and foundry.
•Forecasting third-quarter 2023 revenue of approximately $12.9 billion to $13.9 billion; expecting third-quarter EPS attributable to Intel of $0.04; non-GAAP EPS attributable to Intel of $0.20.

SANTA CLARA, Calif., July 27, 2023 – Intel Corporation today reported second-quarter 2023 financial results.

“Our Q2 results exceeded the high end of our guidance as we continue to execute on our strategic priorities, including building momentum with our foundry business and delivering on our product and process roadmaps," said Pat Gelsinger, Intel CEO. "We are also well-positioned to capitalize on the significant growth across the AI continuum by championing an open ecosystem and silicon solutions that optimize performance, cost and security to democratize AI from cloud to enterprise, edge and client.”

David Zinsner, Intel CFO, said, “Strong execution, including progress towards our $3 billion in cost savings in 2023, contributed to the upside in the quarter. We remain focused on operational efficiencies and our Smart Capital strategy to support sustainable growth and financial discipline as we improve our margins and cash generation and drive shareholder value.”

Q2 2023 Financial Highlights

	GAAP			Non-GAAP
	Q2 2023	Q2 2022	vs. Q2 2022	Q2 2023	Q2 2022	vs. Q2 2022
Revenue ($B)	$12.9	$15.3	down 15%
Gross Margin	35.8%	36.5%	down 0.7 ppt	39.8%	44.8%	down 5 ppts
R&D and MG&A ($B)	$5.5	$6.2	down 12%	$4.7	$5.5	down 14%
Operating Margin	(7.8)%	(4.6)%	down 3.2 ppts	3.5%	9.3%	down 5.8 ppts
Tax Rate	280.5%	50.1%	n/m*	13.0%	13.0%	—
Net Income (loss) Attributable to Intel ($B)	$1.5	$(0.5)	n/m*	$0.5	$1.1	down 52%
Earnings (loss) Per Share Attributable to Intel	$0.35	$(0.11)	n/m*	$0.13	$0.28	down 54%
In the second quarter, the company generated $2.8 billion in cash from operations and paid dividends of $0.5 billion.

* Not meaningful.
Full reconciliations between GAAP and non-GAAP measures are provided below.

Intel/Page 2
Business Unit Summary
Intel previously announced the organizational change to integrate its Accelerated Computing Systems and Graphics Group into its Client Computing Group and Data Center and AI Group. This change is intended to drive a more effective go-to-market capability and to accelerate the scale of these businesses, while also reducing costs. As a result, the company modified its segment reporting in the first quarter of 2023 to align to this and certain other business reorganizations. All prior-period segment data has been retrospectively adjusted to reflect the way the company internally receives information and manages and monitors operating segment performance starting in fiscal year 2023.

Business Unit Revenue and Trends	Q2 2023	vs. Q2 2022
Client Computing Group (CCG)	$6.8 billion	down	12%
Data Center and AI (DCAI)	$4.0 billion	down	15%
Network and Edge (NEX)	$1.4 billion	down	38%
Mobileye	$454 million	down	1%
Intel Foundry Services (IFS)	$232 million	up	307%
Business Highlights

▪Intel remains on track to meet its goal of achieving five nodes in four years and to regain transistor performance and power performance leadership by 2025. The company announced an industry-first implementation of backside power using Intel PowerVia in a test chip, resulting in notable performance and efficiency gains. PowerVia will be incorporated into Intel 20A, expected to launch in the first half of 2024.
▪IFS announced that Boeing and Northrop Grumman have committed to joining the U.S. Department of Defense’s RAMP-C program, led by Intel. The program is intended to assure domestic access to next-generation semiconductors by establishing and demonstrating a U.S.-based foundry ecosystem to develop and fabricate chips on Intel 18A.
▪DCAI announced the general availability of cloud instances of its 4th Gen Intel® Xeon® Scalable processors by Google Cloud. In addition, Intel’s AI acceleration capabilities were recognized through third-party validation from MLCommons®, which published MLPerf™ Training performance benchmark data showing that 4th Gen Xeon and Habana® Gaudi®2 are two compelling, open alternatives in the AI market that compete on both performance and price. This follows Intel’s recent collaboration with Boston Consulting Group to deliver enterprise-grade, secure generative AI to customers leveraging Intel’s Gaudi® and 4th Gen Xeon offerings.
▪In CCG, Intel continued to see strong demand for its 13th Gen Intel® Core™ processor family, with more than 300 designs expected from OEM partners this year. It also announced a collaboration with Microsoft to drive the development of AI on personal computing, and previewed AI-enabled capabilities of Intel’s upcoming Meteor Lake client PC processors at Microsoft’s Build 2023 conference. In addition, Intel introduced the Intel® Arc™ Pro A60 and Pro A60M as new members of the Intel Arc Pro A-series professional range of graphics processing units (GPUs).
▪For NEX, Intel, Ericsson and HPE successfully demonstrated the industry’s first vRAN solution running on the 4th Gen Intel® Xeon® Scalable processor with Intel® vRAN Boost. Intel also recently completed an agreement with Ericsson to partner broadly on its next-generation optimized 5G infrastructure, under which Ericsson will utilize Intel’s 18A process technology for its future custom 5G SoC. In addition, Intel and Ericsson will expand the collaboration announced at Mobile World Congress 2023 to accelerate industry-scale open RAN utilizing standard Intel Xeon-based platforms as telcos transform to a foundation of programmable, software-defined infrastructure.
▪Mobileye continued to generate strong profitability in the second quarter and demonstrated traction with its advanced product portfolio by announcing a SuperVision eyes-on, hands-off design win with Porsche and a mobility-as-a-service collaboration with Volkswagen Group that will soon begin testing.

Intel/Page 3
Intel continues to strategically invest in manufacturing capacity to further advance IDM 2.0, and during the quarter announced the selection of Wrocław, Poland, as the site of a new cutting-edge semiconductor assembly and test facility. This facility, in which Intel expects to invest as much as $4.6 billion, will help meet critical demand for assembly and test capacity that Intel anticipates by 2027. Additionally, Intel and the German federal government signed a revised letter of intent for Intel’s planned leading-edge wafer fabrication site in Magdeburg, Germany. The agreement encompasses Intel’s expanded investment in the site, now expected to be more than 30 billion euros for two first-of-a-kind semiconductor facilities in Europe, along with increased government support that includes incentives. Together, these investments represent a major step toward a balanced and resilient supply chain for Europe.

Intel also agreed to sell an approximately 20% stake in its IMS Nanofabrication GmbH business to Bain Capital Special Situations in a transaction that values IMS at approximately $4.3 billion. This investment will position IMS to capture the significant market opportunity for multi-beam mask writing tools, which are critical to the semiconductor ecosystem for enabling EUV (extreme ultraviolet lithography) technology, by accelerating innovation and enabling deeper cross-industry collaboration.
Q3 2023 Dividend
The company announced that its board of directors declared a quarterly dividend of $0.125 per share on the company’s common stock, which will be payable on Sept. 1, 2023, to shareholders of record as of Aug. 7, 2023.
Business Outlook
Intel's guidance for the third quarter of 2023 includes both GAAP and non-GAAP estimates. Reconciliations between GAAP and non-GAAP financial measures are included below.*

Q3 2023	GAAP*	Non-GAAP*
	Approximately	Approximately
Revenue	$12.9-13.9 billion	$12.9-13.9 billion^
Gross margin	39.1%	43.0%
Tax rate	224%	13%
Earnings (loss) per share attributable to Intel - diluted	$0.04	$0.20

Actual results may differ materially from Intel’s Business Outlook as a result of, among other things, the factors described under “Forward-Looking Statements” below.

*Effective January 2023, Intel increased the estimated useful life of certain production machinery and equipment from five years to eight years. When compared to the estimated useful life in place as of the end of 2022, Intel expects total depreciation expense in 2023 to be reduced by $4.2 billion. Intel expects this change will result in an approximately $2.5 billion increase to gross margin, a $400 million decrease in R&D expenses and a $1.3 billion decrease in ending inventory values.

Earnings Webcast
Intel will hold a public webcast at 2 p.m. PDT today to discuss the results for its second-quarter 2023. The live public webcast can be accessed on Intel's Investor Relations website at www.intc.com. The corresponding earnings presentation and webcast replay will also be available on the site.

^ No adjustment on a non-GAAP basis.

Intel/Page 4
Forward-Looking Statements
This release contains forward-looking statements that involve a number of risks and uncertainties. Words such as "accelerate," "achieve," "aim," "ambitions," "anticipate," "believe," "committed," "continue," "could," "designed," "estimate," "expect," "forecast," "future," "goals," "grow," "guidance," "intend," "likely," "may," "might," "milestones," "next generation," "objective," "on track," "opportunity," "outlook," "pending," "plan," "position," "potential," "possible," "predict," "progress," "ramp," "roadmap," "seeks," "should," "strive," "targets," "to be," "upcoming," "will," "would," and variations of such words and similar expressions are intended to identify such forward-looking statements, which may include statements regarding:
•our business plans and strategy and anticipated benefits therefrom, including with respect to our IDM 2.0 strategy, our partnership with Brookfield, the transition to an internal foundry model, updates to our reporting structure and our AI strategy;
•projections of our future financial performance, including future revenue, gross margins, capital expenditures, and cash flows;
•projected costs and yield trends;
•future cash requirements and the availability, uses, sufficiency, and cost of capital resources, and sources of funding, including future capital and R&D investments, credit rating expectations, and expected returns to stockholders, such as stock repurchases and dividends;
•future products, services and technologies, and the expected goals, timeline, ramps, progress, availability, production, regulation and benefits of such products, services and technologies, including future process nodes and packaging technology, product roadmaps, schedules, future product architectures, expectations regarding process performance, per-watt parity, and metrics and expectations regarding product and process leadership;
•investment plans, and impacts of investment plans, including in the US and abroad;
•internal and external manufacturing plans, including future internal manufacturing volumes, manufacturing expansion plans and the financing therefor, and external foundry usage;
•future production capacity and product supply;
•supply expectations, including regarding constraints, limitations, pricing, and industry shortages;
•plans and goals related to Intel’s foundry business, including with respect to future manufacturing capacity and foundry service offerings, including technology and IP offerings;
•expected timing and impact of acquisitions, divestitures, and other significant transactions, including our proposed acquisition of Tower Semiconductor Ltd. and the sale of our NAND memory business;
•expected completion and impacts of restructuring activities and cost-saving or efficiency initiatives, including those related to the 2022 Restructuring Program;
•future social and environmental performance goals, measures, strategies and results;
•our anticipated growth, future market share, and trends in our businesses and operations;
•projected growth and trends in markets relevant to our businesses;
•anticipated trends and impacts related to industry component, substrate, and foundry capacity utilization, shortages and constraints;
•expectations regarding government incentives;
•future technology trends and developments, such as AI;
•future macro environmental and economic conditions, including regional or global downturns or recessions;
•future responses to and effects of COVID-19, including as to manufacturing, transportation and operational restrictions and disruptions and broader economic conditions;
•geopolitical conditions, including the impacts of Russia's war on Ukraine and rising tensions between the U.S. and China;
•tax- and accounting-related expectations;
•expectations regarding our relationships with certain sanctioned parties; and
•other characterizations of future events or circumstances.

Such statements involve many risks and uncertainties that could cause our actual results to differ materially from those expressed or implied, including:
•changes in demand for our products;

Intel/Page 5
•changes in product mix;
•the complexity and fixed cost nature of our manufacturing operations;
•the high level of competition and rapid technological change in our industry;
•the significant upfront investments in R&D and our business, products, technologies, and manufacturing capabilities;
•vulnerability to new product development and manufacturing-related risks, including product defects or errata, particularly as we develop next generation products and implement next generation process technologies;
•risks associated with a highly complex global supply chain, including from disruptions, delays, trade tensions, or shortages;
•sales-related risks, including customer concentration and the use of distributors and other third parties;
•potential security vulnerabilities in our products;
•cybersecurity and privacy risks;
•investment and transaction risk;
•IP risks and risks associated with litigation and regulatory proceedings;
•evolving regulatory and legal requirements across many jurisdictions;
•geopolitical and international trade conditions;
•our debt obligations;
•risks of large scale global operations;
•macroeconomic conditions;
•impacts of the COVID-19 or similar such pandemic;
•other risks and uncertainties described in this release, our most recent Annual Report on Form 10-K and our other filings with the U.S. Securities and Exchange Commission (SEC).

Given these risks and uncertainties, readers are cautioned not to place undue reliance on such forward-looking statements. Readers are urged to carefully review and consider the various disclosures made in this release and in other documents we file from time to time with the SEC that disclose risks and uncertainties that may affect our business.

Unless specifically indicated otherwise, the forward-looking statements in this release do not reflect the potential impact of any divestitures, mergers, acquisitions, or other business combinations that have not been completed as of the date of this filing. In addition, the forward-looking statements in this release are based on management's expectations as of the date of this release, unless an earlier date is specified, including expectations based on third-party information and projections that management believes to be reputable. We do not undertake, and expressly disclaim any duty, to update such statements, whether as a result of new information, new developments, or otherwise, except to the extent that disclosure may be required by law.

About Intel
Intel (Nasdaq: INTC) is an industry leader, creating world-changing technology that enables global progress and enriches lives. Inspired by Moore’s Law, we continuously work to advance the design and manufacturing of semiconductors to help address our customers’ greatest challenges. By embedding intelligence in the cloud, network, edge and every kind of computing device, we unleash the potential of data to transform business and society for the better. To learn more about Intel’s innovations, go to newsroom.intel.com and intel.com.
© Intel Corporation. Intel, the Intel logo, and other Intel marks are trademarks of Intel Corporation or its subsidiaries. Other names and brands may be claimed as the property of others.

Intel/Page 6
Intel Corporation
Consolidated Condensed Statements of Income and Other Information

	Three Months Ended
(In Millions, Except Per Share Amounts; Unaudited)	Jul 1, 2023	Jul 2, 2022
Net revenue	$12,949	$15,321
Cost of sales	8,311	9,734
Gross margin	4,638	5,587
Research and development	4,080	4,400
Marketing, general, and administrative	1,374	1,800
Restructuring and other charges	200	87
Operating expenses	5,654	6,287
Operating income (loss)	(1,016)	(700)
Gains (losses) on equity investments, net	(24)	(90)
Interest and other, net	224	(119)
Income (loss) before taxes	(816)	(909)
Provision for (benefit from) taxes	(2,289)	(455)
Net income (loss)	1,473	(454)
Less: Net income (loss) attributable to non-controlling interests	(8)	—
Net income (loss) attributable to Intel	$1,481	$(454)
Earnings (loss) per share attributable to Intel—basic	$0.35	$(0.11)
Earnings (loss) per share attributable to Intel—diluted	$0.35	$(0.11)

Weighted average shares of common stock outstanding:
Basic	$4,182	$4,100
Diluted	$4,196	$4,100

	Three Months Ended
(In Millions)	Jul 1, 2023	Jul 2, 2022
Earnings per share of common stock information:
Weighted average shares of common stock outstanding—basic	4,182	4,100
Dilutive effect of employee equity incentive plans	14	—
Weighted average shares of common stock outstanding—diluted	4,196	4,100

Other information:
Employees (in thousands)	122.2	128.2

Intel/Page 7
Intel Corporation
Consolidated Condensed Balance Sheets

(In Millions, Except Par Value; Unaudited)	Jul 1, 2023	Dec 31, 2022
Assets
Current assets:
Cash and cash equivalents	$8,349	$11,144
Short-term investments	15,908	17,194
Accounts receivable, net	2,996	4,133
Inventories
Raw materials	1,284	1,517
Work in process	6,638	7,565
Finished goods	4,062	4,142
	11,984	13,224
Other current assets	4,119	4,712
Total current assets	43,356	50,407

Property, plant and equipment, net	90,945	80,860
Equity investments	5,893	5,912
Goodwill	27,591	27,591
Identified intangible assets, net	5,173	6,018
Other long-term assets	12,671	11,315
Total assets	$185,629	$182,103

Liabilities and stockholders’ equity
Current liabilities:
Short-term debt	$2,711	$4,367
Accounts payable	8,757	9,595
Accrued compensation and benefits	2,887	4,084
Income taxes payable	2,169	2,251
Other accrued liabilities	10,656	11,858
Total current liabilities	27,180	32,155

Debt	46,335	37,684
Other long-term liabilities	7,643	8,978
Stockholders’ equity:
Common stock and capital in excess of par value, 4,188 issued and outstanding (4,137 issued and outstanding as of December 31, 2022)	34,330	31,580
Accumulated other comprehensive income (loss)	(544)	(562)
Retained earnings	67,231	70,405
Total Intel stockholders' equity	101,017	101,423
Non-controlling interests	3,454	1,863
Total stockholders' equity	104,471	103,286
Total liabilities and stockholders’ equity	$185,629	$182,103

Intel/Page 8
Intel Corporation
Consolidated Condensed Statements of Cash Flows

	Six Months Ended
(In Millions; Unaudited)	Jul 1, 2023	Jul 2, 2022

Cash and cash equivalents, beginning of period	$11,144	$4,827
Cash flows provided by (used for) operating activities:
Net income (loss)	(1,295)	7,659
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation	3,733	5,528
Share-based compensation	1,661	1,599
Restructuring and other charges	255	73
Amortization of intangibles	909	968
(Gains) losses on equity investments, net	(146)	(4,230)
(Gains) losses on divestitures	—	(1,072)
Changes in assets and liabilities:
Accounts receivable	1,137	3,397
Inventories	1,240	(1,386)
Accounts payable	(1,102)	117
Accrued compensation and benefits	(1,340)	(1,985)
Income taxes	(2,186)	(2,232)
Other assets and liabilities	(1,843)	(1,736)
Total adjustments	2,318	(959)
Net cash provided by (used for) operating activities	1,023	6,700
Cash flows provided by (used for) investing activities:
Additions to property, plant, and equipment	(13,301)	(11,846)
Purchases of short-term investments	(25,696)	(25,514)
Maturities and sales of short-term investments	26,957	25,407
Sales of equity investments	253	4,775
Proceeds from divestitures	—	6,579
Other investing	458	(1,820)
Net cash used for investing activities	(11,329)	(2,419)
Cash flows provided by (used for) financing activities:
Repayment of commercial paper	(3,944)	—
Payments on finance leases	(96)	(299)
Partner contributions	834	—
Proceeds from sales of subsidiary shares	1,573	—
Issuance of long-term debt, net of issuance costs	10,968	—
Repayment of debt	—	(1,688)
Payment of dividends to stockholders	(2,036)	(2,986)
Other financing	212	255
Net cash provided by (used for) financing activities	7,511	(4,718)
Net increase (decrease) in cash and cash equivalents	(2,795)	(437)
Cash and cash equivalents, end of period	$8,349	$4,390

Intel/Page 9
Intel Corporation
Supplemental Operating Segment Results

	Three Months Ended
(In Millions)	Jul 1, 2023	Jul 2, 2022
Net revenue:
Client Computing
Desktop	$2,370	$2,289
Notebook	3,896	4,751
Other	514	638
	6,780	7,678

Data Center and AI	4,004	4,695
Network and Edge	1,364	2,211
Mobileye	454	460
Intel Foundry Services	232	57
All other	115	220
Total net revenue	$12,949	$15,321

Operating income (loss):
Client Computing	$1,039	$876
Data Center and AI	(161)	(80)
Network and Edge	(187)	294
Mobileye	129	190
Intel Foundry Services	(143)	(134)
All other	(1,693)	(1,846)
Total operating income (loss)	$(1,016)	$(700)

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We derive a substantial majority of our revenue from our principal products that incorporate various components and technologies, including a microprocessor and chipset, a stand-alone system-on-chip or a multichip package, which are based on Intel architecture.
Revenue for our reportable and non-reportable operating segments is primarily related to the following product lines:
▪CCG includes products designed for end-user form factors, focusing on higher growth segments of 2 in 1, thin-and-light, commercial and gaming, and growing other products such as connectivity and graphics.
▪DCAI includes a broad portfolio of central processing units (CPUs), domain-specific accelerators and field programmable gate arrays (FPGAs), designed to empower data center and hyperscale solutions for diverse computing needs.
▪NEX includes programmable platforms and high-performance connectivity and compute solutions designed for market segments such as cloud networking, telecommunications networks, on-premises edge, software and platforms.
▪Mobileye includes the development and deployment of advanced driver-assistance systems (ADAS) and autonomous driving technologies and solutions.
▪IFS provides differentiated full stack solutions including wafer fabrication, packaging, chiplet standard and software.
We have sales and marketing, manufacturing, engineering, finance and administration groups. Expenses for these groups are generally allocated to the operating segments.
We have an "all other" category that includes revenue, expenses and charges such as:
▪results of operations from non-reportable segments not otherwise presented, and from start-up businesses that support our initiatives;
▪historical results of operations from divested businesses;
▪amounts included within restructuring and other charges;
▪employee benefits, compensation, impairment charges, and other expenses not allocated to the operating segments; and
▪acquisition-related costs, including amortization and any impairment of acquisition-related intangibles and goodwill.

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Intel Corporation
Explanation of Non-GAAP Measures
In addition to disclosing financial results in accordance with US GAAP, this document contains references to the non-GAAP financial measures below. We believe these non-GAAP financial measures provide investors with useful supplemental information about our operating performance, enable comparison of financial trends and results between periods where certain items may vary independent of business performance, and allow for greater transparency with respect to key metrics used by management in operating our business and measuring our performance. These non-GAAP financial measures are used in our performance-based RSUs and our cash bonus plans.
Our non-GAAP financial measures reflect adjustments based on one or more of the following items, as well as the related income tax effects. Beginning in 2023, income tax effects are calculated using a fixed long-term projected tax rate across all adjustments. We project this long-term non-GAAP tax rate on an annual basis using a five-year non-GAAP financial projection that excludes the income tax effects of each adjustment. The projected non-GAAP tax rate also considers factors such as our tax structure, our tax positions in various jurisdictions, and key legislation in significant jurisdictions where we operate. This long-term non-GAAP tax rate may be subject to change for a variety of reasons, including the rapidly evolving global tax environment, significant changes in our geographic earnings mix, or changes to our strategy or business operations. Management uses this non-GAAP tax rate in managing internal short- and long-term operating plans and in evaluating our performance; we believe this approach facilitates comparison of our operating results and provides useful evaluation of our current operating performance. Prior-period non-GAAP results have been retroactively adjusted to reflect this updated approach.

These non-GAAP financial measures should not be considered a substitute for, or superior to, financial measures calculated in accordance with US GAAP, and the financial results calculated in accordance with US GAAP and reconciliations from these results should be carefully evaluated.

Non-GAAP adjustment or measure	Definition	Usefulness to management and investors
Acquisition-related adjustments	Amortization of acquisition-related intangible assets consists of amortization of intangible assets such as developed technology, brands, and customer relationships acquired in connection with business combinations. Charges related to the amortization of these intangibles are recorded within both cost of sales and MG&A in our US GAAP financial statements. Amortization charges are recorded over the estimated useful life of the related acquired intangible asset, and thus are generally recorded over multiple years.	We exclude amortization charges for our acquisition-related intangible assets for purposes of calculating certain non-GAAP measures because these charges are inconsistent in size and are significantly impacted by the timing and valuation of our acquisitions. These adjustments facilitate a useful evaluation of our current operating performance and comparison to our past operating performance and provide investors with additional means to evaluate cost and expense trends.
Share-based compensation	Share-based compensation consists of charges related to our employee equity incentive plans.	We exclude charges related to share-based compensation for purposes of calculating certain non-GAAP measures because we believe these adjustments provide better comparability to peer company results and because these charges are not viewed by management as part of our core operating performance. We believe these adjustments provide investors with a useful view, through the eyes of management, of our core business model, how management currently evaluates core operational performance, and additional means to evaluate expense trends, including in comparison to other peer companies.

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Non-GAAP adjustment or measure	Definition	Usefulness to management and investors
Patent settlement
A portion of the charge from our IP settlements represents a catch-up of cumulative amortization that would have been incurred for the right to use the related patents in prior periods. This charge related to prior periods is excluded from our non-GAAP results; amortization related to the right to use the patents in the current and ongoing periods is included.

We exclude the catch-up charge related to prior periods for purposes of calculating certain non-GAAP measures because this adjustment facilitates comparison to past operating results and provides a useful evaluation of our current operating performance.

Optane inventory impairment	In 2022, we initiated the wind-down of our Intel Optane memory business.
We exclude these impairments for purposes of calculating certain non-GAAP measures because these charges do not reflect our current operating performance. This adjustment facilitates a useful evaluation of our current operating performance and comparisons to past operating results.

Restructuring and other charges	Restructuring charges are costs associated with a formal restructuring plan and are primarily related to employee severance and benefit arrangements. Other charges may include periodic goodwill and asset impairments, certain pension charges, and costs associated with restructuring activity.	We exclude restructuring and other charges, including any adjustments to charges recorded in prior periods, for purposes of calculating certain non-GAAP measures because these costs do not reflect our core operating performance. These adjustments facilitate a useful evaluation of our core operating performance and comparisons to past operating results and provide investors with additional means to evaluate expense trends.
(Gains) losses on equity investments, net	(Gains) losses on equity investments, net consists of ongoing mark-to-market adjustments on marketable equity securities, observable price adjustments on non-marketable equity securities, related impairment charges, and the sale of equity investments and other.	We exclude these non-operating gains and losses for purposes of calculating certain non-GAAP measures because it provides better comparability between periods. The exclusion reflects how management evaluates the core operations of the business.
Gains (losses) from divestiture	Gains (losses) are recognized at the close of a divestiture, or over a specified deferral period when deferred consideration is received at the time of closing. Based on our ongoing obligation under the NAND wafer manufacturing and sale agreement entered into in connection with the first closing of the sale of our NAND memory business on December 29, 2021, a portion of the initial closing consideration was deferred and will be recognized between first and second closing.	We exclude gains or losses resulting from divestitures for purposes of calculating certain non-GAAP measures because they do not reflect our current operating performance. These adjustments facilitate a useful evaluation of our current operating performance and comparisons to past operating results.
Adjusted free cash flow	We reference a non-GAAP financial measure of adjusted free cash flow, which is used by management when assessing our sources of liquidity, capital resources, and quality of earnings. Adjusted free cash flow is operating cash flow adjusted for 1) additions to property, plant and equipment, net of proceeds from capital grants and partner contributions, 2) payments on finance leases, and 3) proceeds from the McAfee equity sale.
This non-GAAP financial measure is helpful in understanding our capital requirements and sources of liquidity by providing an additional means to evaluate the cash flow trends of our business. Since the 2017 divestiture, McAfee equity distributions and sales contributed to prior operating and free cash flow, and while the McAfee equity sale in Q1 2022 would have typically been excluded from adjusted free cash flow as an equity sale, we believe including the sale proceeds in adjusted free cash flow facilitate a better, more consistent comparison to past presentations of liquidity.

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Intel Corporation
Supplemental Reconciliations of GAAP Actuals to Non-GAAP Actuals
Set forth below are reconciliations of the non-GAAP financial measure to the most directly comparable US GAAP financial measure. These non-GAAP financial measures should not be considered a substitute for, or superior to, financial measures calculated in accordance with US GAAP, and the reconciliations from US GAAP to Non-GAAP actuals should be carefully evaluated. Please refer to "Explanation of Non-GAAP Measures" in this document for a detailed explanation of the adjustments made to the comparable US GAAP measures, the ways management uses the non-GAAP measures, and the reasons why management believes the non-GAAP measures provide useful information for investors.

	Three Months Ended
(In Millions, Except Per Share Amounts)	Jul 1, 2023	Jul 2, 2022
GAAP gross margin	$4,638	$5,587
Acquisition-related adjustments	306	329
Share-based compensation	210	190
Patent settlement	—	204
Optane inventory impairment	—	559
Non-GAAP gross margin	$5,154	$6,869
GAAP gross margin percentage	35.8%	36.5%
Acquisition-related adjustments	2.4%	2.2%
Share-based compensation	1.6%	1.2%
Patent settlement	—%	1.3%
Optane inventory impairment	—%	3.6%
Non-GAAP gross margin percentage	39.8%	44.8%
GAAP R&D and MG&A	$5,454	$6,200
Acquisition-related adjustments	(44)	(48)
Share-based compensation	(712)	(702)
Non-GAAP R&D and MG&A	$4,698	$5,450
GAAP operating income (loss)	$(1,016)	$(700)
Acquisition-related adjustments	350	377
Share-based compensation	922	892
Patent settlement	—	204
Optane inventory impairment	—	559
Restructuring and other charges	200	87
Non-GAAP operating income (loss)	$456	$1,419
GAAP operating margin (loss)	(7.8)%	(4.6)%
Acquisition-related adjustments	2.7%	2.5%
Share-based compensation	7.1%	5.8%
Patent settlement	—%	1.3%
Optane inventory impairment	—%	3.6%
Restructuring and other charges	1.5%	0.6%
Non-GAAP operating margin (loss)	3.5%	9.3%
GAAP tax rate	280.5%	50.1%
Income tax effects	(267.5)%	(37.1)%
Non-GAAP tax rate	13.0%	13.0%

Intel/Page 14

	Three Months Ended
(In Millions, Except Per Share Amounts)	Jul 1, 2023	Jul 2, 2022
GAAP net income (loss) attributable to Intel	$1,481	$(454)
Acquisition-related adjustments	350	377
Share-based compensation	922	892
Patent settlement	—	204
Optane inventory impairment	—	559
Restructuring and other charges	200	87
(Gains) losses on equity investments, net	24	90
(Gains) losses from divestiture	(39)	19
Adjustments attributable to non-controlling interest	(18)	—
Income tax effects	(2,373)	(626)
Non-GAAP net income (loss) attributable to Intel	$547	$1,148

GAAP earnings (loss) per share attributable to Intel—diluted	$0.35	$(0.11)
Acquisition-related adjustments	0.08	0.09
Share-based compensation	0.22	0.22
Patent settlement	—	0.05
Optane inventory impairment	—	0.14
Restructuring and other charges	0.05	0.02
(Gains) losses on equity investments, net	0.01	0.02
(Gains) losses from divestiture	(0.01)	—
Adjustments attributable to non-controlling interest	—	—
Income tax effects	(0.57)	(0.15)
Non-GAAP earnings (loss) per share attributable to Intel—diluted	$0.13	$0.28

	Three Months Ended
(In Millions)	Jul 1, 2023	Jul 2, 2022
GAAP net cash provided by (used for) operating activities	$2,808	$809
Net additions to property, plant and equipment	(5,454)	(7,190)
Payments on finance leases	(81)	—
Adjusted free cash flow	$(2,727)	$(6,381)
GAAP net cash used for investing activities	$(2,808)	$220
GAAP net cash provided by (used for) financing activities	$117	$(2,854)

Intel/Page 15
Intel Corporation
Supplemental Reconciliations of GAAP Outlook to Non-GAAP Outlook
Set forth below are reconciliations of the non-GAAP financial measure to the most directly comparable US GAAP financial measure. These non-GAAP financial measures should not be considered a substitute for, or superior to, financial measures calculated in accordance with US GAAP, and the financial outlook prepared in accordance with US GAAP and the reconciliations from this Business Outlook should be carefully evaluated.
Please refer to "Explanation of Non-GAAP Measures" in this document for a detailed explanation of the adjustments made to the comparable US GAAP measures, the ways management uses the non-GAAP measures, and the reasons why management believes the non-GAAP measures provide useful information for investors.

Q3 2023 Outlook[1]
Approximately
GAAP gross margin percentage	39.1%
Acquisition-related adjustments	2.5%
Share-based compensation	1.4%
Non-GAAP gross margin percentage	43.0%

GAAP tax rate	224%
Income tax effects	(211)%
Non-GAAP tax rate	13%

GAAP earnings (loss) per share attributable to Intel—diluted	$0.04
Acquisition-related adjustments	0.10
Share-based compensation	0.20
(Gains) losses on equity investments, net	(0.03)
(Gains) losses from divestiture	(0.01)
Adjustments attributable to non-controlling interest	(0.01)
Income tax effects	(0.09)
Non-GAAP earnings (loss) per share attributable to Intel—diluted	$0.20

1non-GAAP gross margin percentage and non-GAAP EPS outlook based on the mid-point of the revenue range